FIRST AMENDMENT
TO THE
PNM RESOURCES, INC.
NON-UNION SEVERANCE PAY PLAN
Effective January 1, 2002, Public Service Company of New Mexico (“PNM”) adopted the Public Service Company of New Mexico Benefits My Way Plan (the “BMW Plan”), which included a number of component programs including Program 12, Non-Union Severance Pay Program (the “Non-Union Severance Program”). Effective as of November 27, 2002, sponsorship of the Plan was transferred from PNM to PNM Resources, Inc. (the “Company”). The BMW Plan was subsequently amended to divide it into a number of separate plans, including the PNM Resources, Inc. Non-Union Severance Pay Plan (the “Plan”). The Plan was most recently amended and restated effective December 1, 2021. By this instrument, the Company now desires to amend the Plan as set forth below.
1.Except as otherwise provided, this First Amendment shall be effective as of January 1, 2024.
2.Section 2.1(n) (Definitions – “Management Group”) is hereby amended and restated to read as follows:
(n)    “Management Group” means any Participant who is in salary grade G04 through G01 or in salary grade S01 through S02 at the time of Impaction.
3.This First Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

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IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 17th day of April , 2024.
PNM RESOURCES, INC.

By:    /s/ Joseph D. Tarry
Its: President and Chief Operating Officer
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4868-5780-5982.3